                                                                    Exhibit 12.1

                                  MANPOWER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)



                                                       NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2001
                                                   ---------------------------
Earnings:
    Earnings before income taxes                              $ 154.0
    Fixed charges                                                73.4
                                                            ----------
                                                              $ 227.4
                                                            ==========

Fixed charges:
    Interest (expensed or capitalized)                        $  28.3
    Estimated interest portion of rent expense                   45.1
                                                            ----------
                                                              $  73.4
                                                            ==========
Ratio of earnings to fixed charges                                3.1
                                                            ==========


                                                                  YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------------------
                                                      2000       1999       1998       1997      1996
                                                    ---------- ---------- ---------  --------- ----------
Earnings:
    Earnings before income taxes                      $ 265.2    $ 205.8    $ 113.8    $ 249.2   $ 242.3
    Fixed charges                                        94.0       71.6       65.1       47.2      40.0
                                                    ---------- ---------- ---------  --------- ----------
                                                      $ 359.2    $ 277.4    $ 178.9    $ 296.4   $ 282.3
                                                    ========== ========== =========  ========= ==========
Fixed charges:
    Interest (expensed or capitalized)                $  35.0    $  17.3    $  19.2    $  11.1   $   6.4
    Estimated interest portion of rent expense           59.0       54.3       45.9       36.1      33.6
                                                    ---------- ---------- ---------  --------- ----------
                                                      $  94.0    $  71.6    $  65.1    $  47.2   $  40.0
                                                    ========== ========== =========  ========= ==========
Ratio of earnings to fixed charges                        3.8        3.9        2.7        6.3       7.1
                                                    ========== ========== =========  ========= ==========